Exhibit 10.6
TERMINATION
     Reference is hereby made to that certain Asset Exchange Agreement, dated as of February 5, 2009 (the “Asset Exchange Agreement”), by and between Lehman Brothers Bank, FSB, a Federally chartered savings institution that has since changed its name to Aurora Bank FSB (“Aurora”), and Capital Crossing Preferred Corporation, a Massachusetts corporation (“CCPC”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Asset Exchange Agreement. Pursuant to Section 8.01(a) of the Asset Exchange Agreement, Aurora and CCPC hereby mutually consent and agree to the termination of the Asset Exchange Agreement effective immediately. Aurora and CCPC acknowledge that all rights and obligations of the Parties under the Asset Exchange Agreement have been terminated without any Liability of any Party to any other Party.
     IN WITNESS WHEREOF, Aurora and CCPC have executed this Termination as of July 20, 2009.

AURORA BANK FSB
By:	/s/ Lloyd Winans
	Name:	Lloyd Winans
	Title:	Senior Vice President

CAPITAL CROSSING PREFERRED CORPORATION
By:	/s/ Lana Harbor
	Name:	Lana Harbor
	Title:	President